Exhibit 10.9

Rabobank Utrechtse Heuvelrug

Big Business (Groot Zakelijk)

Address	P.O. Box 82, 3700 AB Zeist

	Merus B.V.	Address	Utrechtseweg 25, Zeist
	Ms S.J. Margetson	Phone number	(030) 221 23 25
	P.O. Box 133	Fax	(030) 221 22 45
	Padualaan 8	Email	Bedrijven@uhr.rabobank.nl
	3584 CH Utrecht	Bank account	3751.29.000

Our reference	GZ/PH
Direct dial	(030) 221 23 25
Date	21 October 2015

Subject	Annual accounts 2014

Dear Ms Margetson,

Thank you very much for the annual accounts for the financial year 2014. As discussed during our phone call of this week, I would like to confirm the following:

The existing provision regarding the change of control as included in the financing agreement dated 29 December 2005 shall herewith cease to apply. The financing agreement shall further be continued unchanged.

Please note that the following administration conditions shall apply:

-	a copy of the annual accounts of Merus B.V. as soon as possible after the relevant period, but no later than 1 September of each year;
-	a copy of the half-year figures of Merus B.V. upon first request;
-	the profitability- and liquidity forecast for the coming year upon first request.

If you have any further questions, please do not hesitate to contact me.

Best regards,

/s/ Pieter van Hulsen

Pieter van Hulsen

sr. account manager Big Business (Grootzakelijk)